Exhibit 23.3

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 6, 1996 and November 17, 1995 for Strathmore Bagels Franchise Corporation, in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-29465) on Form SB-2 and the related Prospectus of BAB Holdings, Inc. for the registration of 2,100,867 shares of its common stock.


BUONANNO & CONOLLY, CPA'S

July 17, 1997